	Fund Name	MassMutual Select Core Opportunities Fund
	Series Number	(Series 35)
	Name of Affiliate member of underwriting or selling syndicate	Jefferies

	(A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public,	Yes
	(B) part of an issue of governmental securities, as defined in section 2(a)(16) of the Investment Company Act of 1940,
	(C) if Eligible Municipal Securities,
	(D) if Securities sold in an Eligible Foreign Offering,
	(E) if Securities sold in an Eligible Rule 144A Offering

	Issuer/Name of Security	General Motors (GM)
	Description of Security	Common Stock

	Date Purchased	11/18/2010

	Underwriter(s) from whom purchased	JP Morgan

	Syndicate Member(s)	Morgan Stanley & Co. Incorporated	1
		J.P. Morgan Securities LLC	2
		Merrill Lynch, Pierce, Fenner & Smith Incorporated	3
		Citigroup Global Markets Inc	4
		Barclays Capital Inc.	5
		Credit Suisse Securities (USA) LLC	6
		Deutsche Bank Securities Inc	7
		Goldman Sachs & Co	8
		RBC Capital Markets Corporation	9
		Banco Bradesco BBI S.A.	10
		CIBC World Markets Corp	11
		Commerz Markets LLC	12
		BNY Mellon Capital Markets LLC	13
		ICBC International Securities Limited	14
		Itau BBA USA Securities Inc	15
		Lloyds TSB Bank plc	16
		CRT Investment Banking LLC	17
		Loop Capital Markets LLC	18
		The William Capital Group L.P.	19
		Soleil Securities Corporation	20
		Scotia Capital (USA) Inc	21
		Piper Jaffray & Co.	22
		SMBC Nikko Capital Markets Limited	23
		Sanford C. Bernstein & Co., LLC	24
		CastleOak Securities L.P.	25
		C.L. King & Associates Inc	26
		FBR Capital Markets & Co	27
		Gardner Rich, LLC	28
		Lebenthal & Co, LLC	29
		M.R. Beal & Company	30
		Muriel Siebert & Co., LLC	31
		Samuel A. Ramirez & Company, Inc	32
		Cabrera Capital Markets, LLC	33
		CF Global Trading LLC	34
		China International Capital Corporation Hong Kong Securities Limited	35

(X)	Aggregate Principal amount or Number of Shares	1,441 Shares
	Aggregate Purchase Price	$47,553.00
(Y)	Aggregate principal amount of such class of securities being offered	$15,774,000,000.00

	Purchase Price per Unit	$33.00

	Date First Offered:	11/18/2010
	Price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.	$33.00
	Commission, spread or profit (%)	.45% / 0.1485 selling concession

	The advisor/sub advisor certifies that the following information contained herein is complete and accurate and the following conditions have been satisfied:
	The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.
	The underwriting was a Firm Commitment Underwriting:
	The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
	For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

For municipal securities only - The issue of securities has received an investment grade rating from a NRSRO  or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the

The amount of such securities purchased by all of the investment companies advised by the advisor and the relevant sub-advisor(s) to the Fund purchasing such securities did not exceed 25% of  (X) or (Y).

	No Affiliated Underwriter was a direct or indirect participant in the sale.
	Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.